Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-158762, 333-133908, 333-115069, 333-144568, and 333-142192) and Form S-8 (Nos. 333-135087, 333-61323, 333-85659, 333-62626, 333-152658 and 333-167265) of Kimco Realty Corporation and its subsidiaries (the "Company") of our report dated February 26, 2010 relating to the financial statements of Kimco Income Operating Partnership, L.P., which is incorporated by reference in the Company’s Annual Report on Form 10-K/A dated August 17, 2010.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 16, 2010

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